TeraWulf Reports Fourth Quarter and Full Year 2025 Results
Contracted 522 critical IT MW totaling over $12.8 billion1 of revenue
Secured full funding for contracted capacity with construction advancing in alignment with tenant deployment timelines
Multi-year development pipeline enables targeted annual delivery of 250 - 500 critical IT MW through the end of the decade
EASTON, Md. – February 26, 2026 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), an owner, developer, and operator of energy-advantaged digital infrastructure purpose-built for high-performance computing (“HPC”) and artificial intelligence (“AI”), today announced its financial and operational results for the fourth quarter and full year ended December 31, 2025.
Fiscal year 2025 marked a fundamental inflection point for TeraWulf as the Company executed long-term data center lease agreements totaling 522 critical IT MW, providing multi-year revenue visibility, stable cash-flow characteristics, and scalable development capacity extending through the end of the decade.
TeraWulf delivered a transformational fourth quarter, achieving major commercial, operational, and financial milestones that position the Company as a leader in sustainable HPC infrastructure. During the year ended December 31, 2025, the Company commenced recurring HPC lease revenue, signed more than $12.8 billion1 in long-term, credit-enhanced customer contracts, and completed $6.5 billion2 in long-term financings to support its rapidly expanding platform.
Strategic and Operational Highlights
Contracted, Multi-Regional HPC Platform
During 2025, TeraWulf solidified HPC hosting as its primary growth engine while continuing to operate legacy mining infrastructure opportunistically.
The Company’s contracted HPC platform includes the flagship Lake Mariner Data Campus in New York (NYISO) and the Abernathy HPC Campus in Texas (SPP), a majority owned joint venture with Fluidstack. Together, these campuses represent 522 critical IT MW under long-term data center lease agreements with credit enhancement.
TeraWulf also controls the Cayuga site in New York (NYISO), capable of supporting up to 320 critical IT MW upon permitting and development, extending the Company’s visible growth runway.
HPC Leasing Momentum at Lake Mariner
Lake Mariner secured long-term lease commitments for:
•60 critical IT MW with Core42, commenced in 2025 and commencing in 2026; and
1 Includes TeraWulf’s 50.1% net share of revenues contracted at the Abernathy Joint Venture.
2 Includes $1.3 billion of Senior Secured Notes issued by a wholly-owned subsidiary of the Abernathy Joint Venture in December 2025.

•380 critical IT MW with a second tenant, Fluidstack with credit enhancement from Google, commencing in 2026.
These agreements materially enhance revenue durability, counterparty credit quality, and financing visibility, establishing Lake Mariner as a hyperscale-ready AI infrastructure campus with long-dated contracted revenue.
Geographic Diversification Through the Abernathy Joint Venture
In October 2025, TeraWulf entered into a joint-venture agreement with Fluidstack to develop the Abernathy HPC Campus in Texas, designed to support 168 critical IT MW under a 25-year lease with annual escalators.
Construction is progressing with delivery targeted for second half 2026, supported by Google credit enhancement.
Capital Formation Supporting Infrastructure Buildout
During 2025, TeraWulf completed a comprehensive capital-formation strategy representing more than $6.5 billion2 of committed capital, aligned with long-term contracted infrastructure delivery and enabling disciplined execution of the Company’s multi-regional development roadmap.
Full Year 2025 Financial Results
Financial and operational highlights for the fiscal year ended December 31, 2025 include:
•Revenue of $168.5 million
•Non-GAAP adjusted EBITDA of $(23.1) million
•Cash, cash equivalents and restricted cash of $3,722.8 million as of December 31, 2025
Fourth Quarter 2025 Financial Results
•Digital asset revenue was $26.1 million for the three months ended December 31, 2025 as compared to $43.4 million for the three months ended September 30, 2025 primarily driven by lower bitcoin production and price of bitcoin during the fourth quarter.
•HPC lease revenue was $9.7 million for the three months ended December 31, 2025, as compared to $7.2 million for the three months ended September 30, 2025.
Lake Mariner Construction Update
Lake Mariner has advanced phased expansion to support hyperscale-class HPC deployments, with 39 critical IT MW HPC capacity online, more than 500 MW of near-term contracted campus capacity, and approximately 250 MW of incremental expansion potential, positioning the campus to support 750 MW of gross HPC leasing capacity.
During construction, the Company worked collaboratively with tenants to incorporate additional fit-out enhancements beyond original lease specifications which will optimize the tenants' deployment. Certain building milestones were sequenced accordingly, and associated timing impacts have been incorporated into the Company’s financial plan.

Upon full buildout, Lake Mariner is expected to rank among the largest AI and HPC data-center campuses in North America, with low-latency access to nearby population centers exceeding 45 million consumers.
Building-Level Construction Status (critical IT MW):
•WULF Den (2 MW) – Operational
•CB1 (16 MW) – Operational
•CB2 (42 MW) – CB2A operational; CB2B expected in March 2026
•CB3 (42 MW) – Energization expected mid-May 2026
•CB4 (168 MW) – Energization expected Q3 2026
•CB5 (168 MW) – Energization expected Q4 2026
Through design optimization across later phases, critical IT capacity for CB4 and CB5 increased from 162 MW to 168 MW per building without increasing base construction budgets, enhancing long-term lease revenue potential.
“These projects reflect disciplined construction execution and close coordination with our hyperscale stakeholder and customers,” said Nazar Khan, Chief Technology Officer.
“Our teams are advancing build schedules, integrating tenant fit-out requirements, and optimizing cooling, electrical, and design architecture to support next-generation AI workloads at scale.”
Multi-Year Development Pipeline and Momentum Into 2026
Subsequent to year-end, TeraWulf expects to expand its infrastructure portfolio through its acquisition of a site in Kentucky (MISO) and its planned acquisition of a site in Maryland (PJM), both strategically located brownfield sites, increasing total platform capacity to approximately 2.9 GW gross across five sites.
Collectively, these sites create a multi-year development pathway capable of supporting 250–500 critical IT MW, enabling TeraWulf to scale alongside accelerating AI demand while maintaining disciplined capital deployment, credit-backed contracting, and long-term grid alignment.
“We enter 2026 with 522 critical IT MW of contracted HPC capacity and a gross 2.9-GW multi-regional platform designed for long-term expansion,” Prager added.
“Our focus remains on disciplined execution, transparent capital allocation, and converting energy-advantaged infrastructure into durable, long-term cash flow.”
Investor Conference Call and Webcast
TeraWulf will host its fourth-quarter and full-year 2025 earnings call and business update for investors today, Thursday, February 26, 2026, at 4:30 p.m. ET.
Live Access

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Replay Availability (through March 12, 2026)
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About TeraWulf
TeraWulf develops, owns, and operates environmentally sustainable, industrial-scale data center infrastructure in the United States, purpose-built for high-performance computing (HPC) hosting and bitcoin mining. Led by a team of veteran energy infrastructure entrepreneurs, TeraWulf is committed to delivering scalable, low-carbon compute capacity for next-generation AI and HPC customers.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) TeraWulf’s ability to attract additional customers to lease its HPC data centers; (2) TeraWulf’s ability to complete our data center campuses and future strategic growth initiatives in a timely manner or within anticipated cost estimates; (3) operational risks associated with our data centers and our ability perform under its existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (6) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (9) other risks and uncertainties detailed from time to time in TeraWulf’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.
Investors:
Investors@terawulf.com

Media:
media@terawulf.com

CONSOLIDATED BALANCE SHEETS
AS OF December 31, 2025 AND 2024
(In thousands, except number of shares, per share amounts and par value)

	December 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,266,389	$274,065
Restricted cash	189,933	—
Accounts receivable	1,212	475
Digital assets	270	476
Prepaid expenses	6,272	2,493
Other receivables	3,395	3,799
Other current assets	10,802	123
Total current assets	3,478,273	281,431
Property, plant and equipment, net	1,507,699	411,869
Equity in net assets of investee	446,008	—
Goodwill	55,457	—
Operating lease right-of-use asset	103,975	85,898
Finance lease right-of-use asset	119,338	7,285
Restricted cash	266,453	—
Deferred charges	572,888	—
Other assets	8,091	1,028
TOTAL ASSETS	$6,558,182	$787,511

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$65,139	$24,382
Accrued construction liabilities	102,582	16,520
Accrued compensation	1,717	4,552
Accrued interest	52,775	2,559

Accrued lessor costs	27,625	—
Other accrued liabilities	44,828	2,414
Other amounts due to related parties	200	1,391
Current portion of deferred rent liability	58,184	—
Current portion of operating lease liability	2,015	25
Current portion of finance lease liability	2	2
Warrant liabilities	844,698	—
Current portion of long-term debt	46,316	—
Short-term convertible notes	489,767	—
Total current liabilities	1,735,848	51,845
Deferred rent liability, net of current portion	23,285	—
Operating lease liability, net of current portion	22,309	3,427
Finance lease liability, net of current portion	289	292
Long-term debt	3,052,240	—
Convertible notes	1,582,788	487,502
Deferred tax liabilities	76	—
Other liabilities	902	—
TOTAL LIABILITIES	$6,417,737	$543,066

Commitments and Contingencies (See Note 13)

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 100,000,000 authorized at December 31, 2025 and 2024; 0 and 9,566 shares issued and outstanding at December 31, 2025 and 2024, respectively; aggregate liquidation preference of $0 and $12,609 at December 31, 2025 and 2024, respectively	—	9,273
Common stock, $0.001 par value, 950,000,000 and 600,000,000 authorized at December 31, 2025 and 2024, respectively; 444,534,694 and 404,223,028 issued at December 31, 2025 and 2024, respectively; 420,065,944 and 385,654,278 outstanding at December 31, 2025 and 2024, respectively	444	404
Additional paid-in capital	1,285,202	685,261
Treasury stock at cost, 24,468,750 and 18,568,750 at December 31, 2025 and 2024, respectively	(151,509)	(118,217)
Accumulated deficit	(993,692)	(332,276)
Total stockholders' equity	140,445	244,445
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,558,182	$787,511

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED December 31, 2025, 2024 AND 2023
(In thousands, except number of shares and loss per common share)

	Year Ended December 31,
	2025	2024	2023
Digital asset revenue	$151,556	$140,051	$69,229
HPC lease revenue	16,899	—	—
Total revenue	168,455	140,051	69,229

Costs and expenses:
Cost of revenue (exclusive of depreciation shown below)	82,663	62,608	27,315
Operating expenses	12,115	3,387	2,116
Operating expenses — related party	7,632	4,262	2,773
Selling, general and administrative expenses	139,465	57,883	23,693
Selling, general and administrative expenses — related party	8,292	12,695	13,325
Depreciation	88,597	59,808	28,350
Loss (gain) on fair value of digital assets, net	612	(2,200)	—
Realized gain on sale of digital assets	—	—	(3,174)
Impairment of digital assets	—	—	3,043
Change in fair value of contingent consideration	10,397	—	—
Loss on disposals of property, plant, and equipment, net	4,895	17,824	1,209
Total costs and expenses	354,668	216,267	98,650

Operating loss	(186,213)	(76,216)	(29,421)
Interest expense	(80,248)	(19,794)	(34,812)
Change in fair value of warrants and derivatives	(429,793)	—	—
Loss on extinguishment of debt	—	(6,300)	—
Other income	39,044	3,927	231
Loss before income tax and equity in net (loss) income of investee	(657,210)	(98,383)	(64,002)
Income tax provision	(76)	—	—
Equity in net (loss) income of investee, net of tax	(4,130)	3,363	(9,290)
Gain on sale of equity interest in investee	—	22,602	—
Loss from continuing operations	(661,416)	(72,418)	(73,292)
Loss from discontinued operations, net of tax	—	—	(129)
Net loss	$(661,416)	$(72,418)	$(73,421)

Loss per common share:
Continuing operations	$(1.66)	$(0.21)	$(0.35)
Discontinued operations	—	—	—
Basic and diluted	$(1.66)	$(0.21)	$(0.35)

Weighted average common shares outstanding:
Basic and diluted	397,608,216	351,315,476	209,956,392

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED December 31, 2025, 2024 AND 2023
(In thousands)

Year Ended December 31,
2025	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(661,416)	$(72,418)	$(73,421)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of debt issuance costs, commitment fees and accretion of debt discount	22,181	11,382	19,515
Related party expense to be settled with respect to common stock	2,375	—	2,917
Common stock issued for interest expense	—	—	26
Stock-based compensation expense	50,909	30,927	5,859
Depreciation	88,597	59,808	28,350
Amortization of right-of-use asset	4,456	1,373	1,001
Revenue recognized from digital asset mining and hosting services	(151,556)	(139,278)	(63,877)
Loss (gain) on fair value of digital assets, net	612	(2,200)	—
Realized gain on sale of digital assets	—	—	(3,174)
Impairment of digital assets	—	—	3,043
Proceeds from sale of digital assets	—	97,559	83,902
Digital assets paid as consideration for services	—	370	—
Change in fair value of contingent consideration	10,397	—	—
Loss on disposals of property, plant, and equipment, net	4,895	17,824	1,209
Change in fair value of warrants and derivatives	429,793	—	—
Loss on extinguishment of debt	—	6,300	—
Deferred income tax provision	76	—	—
Equity in net loss (income) of investee, net of tax	4,130	(3,363)	9,290
Gain on sale of equity interest in investee	—	(22,602)	—
Loss from discontinued operations, net of tax	—	—	129
Changes in operating assets and liabilities:
Increase in accounts receivable	(914)	—	—
(Increase) decrease in prepaid expenses	(6,592)	2,047	555
Decrease (increase) in other receivables	459	(2,774)	(1,001)
(Increase) decrease in other current assets	(10,672)	288	(215)
Increase in deferred charges	(57,407)	—	—
(Increase) decrease in other assets	(832)	(466)	310
(Decrease) increase in accounts payable	(3,238)	740	(7,272)
Increase in accrued lessor costs	27,625	—	—
Increase (decrease) in accrued compensation and other accrued liabilities	43,217	694	(931)
(Decrease) increase in other amounts due to related parties	(565)	480	(2,013)
Increase in deferred rent liability	81,469	—	—
Decrease in operating lease liability	(781)	(11,113)	(42)
Decrease in other liabilities	(398)	—	—
Net cash (used in) provided by operating activities from continuing operations	(123,180)	(24,422)	4,160
Net cash provided by operating activities from discontinued operations	—	—	103

Net cash (used in) provided by operating activities	(123,180)	(24,422)	4,263

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in joint venture, including direct payments made on behalf of joint venture	(450,000)	—	(2,845)
Proceeds from sale of equity interest in investee	—	86,086	—
Purchase of and deposits on plant and equipment	(1,060,189)	(267,940)	(75,168)
Proceeds from sales of property, plant and equipment	11,648	23,324	—
Acquisitions, net of cash acquired	(21,731)	—	—
Proceeds from sale of digital assets	151,327	67,371	—
Net cash used in investing activities	(1,368,945)	(91,159)	(78,013)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of issuance costs paid of $105,374, $0 and $0	3,132,938	—	—
Principal payments on long-term debt	—	(139,401)	(6,599)
Payments of prepayment fees associated with early extinguishment of long-term debt	—	(1,261)	—
Principal payments on finance lease	(9,159)	(941)	—
Proceeds from insurance premium and property, plant and equipment financing	—	211	2,513
Principal payments on insurance premium and property, plant and equipment financing	—	(2,103)	(2,738)
Payment for settlement of preferred stock conversion	(12)	—	—
Proceeds from issuance of common stock, net of issuance costs paid of $0, $663 and $1,051	—	188,715	135,917
Proceeds from exercise of warrants	5,686	4,808	2,500
Purchase of capped call	(100,600)	(60,000)	—
Purchase of treasury stock	(33,292)	(118,217)	—
Payments of tax withholding related to net share settlements of stock-based compensation awards	(28,481)	(23,654)	(2,013)
Proceeds from issuance of convertible notes, net of issuance costs paid of $51,246, $12,950, and $0	1,973,755	487,050	—
Proceeds from issuance of convertible promissory note	—	—	1,250
Payment of contingent value rights liability related to proceeds from sale of net assets held for sale	—	—	(10,964)
Net cash provided by financing activities	4,940,835	335,207	119,866

Net change in cash, cash equivalents and restricted cash	3,448,710	219,626	46,116
Cash, cash equivalents and restricted cash at beginning of year	274,065	54,439	8,323
Cash, cash equivalents and restricted cash at end of year	$3,722,775	$274,065	$54,439

Cash paid during the year for:

Interest	$13,999	$6,957	$19,572
Income taxes	$—	$—	$—

Non-GAAP Measure
The Company presents Adjusted EBITDA, which is not a measurement of financial performance under generally accepted accounting principles in the United States (“U.S. GAAP”). The Company defines non-GAAP “Adjusted EBITDA” as net loss adjusted for: (i) impacts of interest, taxes, depreciation and amortization; (ii) stock-based compensation expense, amortization of right-of-use asset and related party expense to be settled with respect to Common Stock, all of which are non-cash items that the Company believes are not reflective of its general business performance, and for which the accounting requires management judgment, and the resulting expenses could vary significantly in comparison to other companies; (iii) one-time, non-recurring transaction-based compensation expense related to the 2030 Convertible Notes (iv) equity in net (loss) income of investee, net of tax, related to the Abernathy Joint Venture and Nautilus and the gain on sale of interest in Nautilus; (v) other income which is related to interest income or income for which management believes is not reflective of the Company’s ongoing operating activities; (vi) change in fair value of contingent consideration, change in fair value of warrant and derivative liabilities, loss on extinguishment of debt and net losses on disposals of property, plant and equipment, net, which are not reflective of the Company’s general business performance; and (vii) acquisition-related transaction costs which management believes are not reflective of the Company’s ongoing operating activities. The Company’s Adjusted EBITDA also includes the impact of distributions from investee received in bitcoin related to a return on the Nautilus investment, which management believes, in conjunction with excluding the impact of equity in net (loss) income of investee, net of tax, is reflective of assets available for the Company’s use in its ongoing operations as a result of its investment in Nautilus.
Management believes that providing this non-GAAP financial measure allows for meaningful comparisons between the Company's core business operating results and those of other companies, and provides the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. In addition to management's internal use of non-GAAP Adjusted EBITDA, management believes that adjusted EBITDA is also useful to investors and analysts in comparing the Company’s performance across reporting periods on a consistent basis. Management believes the foregoing to be the case even though some of the excluded items involve cash outlays and some of them recur on a regular basis (although management does not believe any of such items are normal operating expenses necessary to generate the Company’s bitcoin related revenues). For example, the Company expects that share-based compensation expense, which is excluded from Adjusted EBITDA, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers, directors and consultants. Additionally, management does not consider any of the excluded items to be expenses necessary to generate the Company’s bitcoin related revenue.
The Company's Adjusted EBITDA measure may not be directly comparable to similar measures provided by other companies in the Company’s industry, as other companies in the Company’s industry may calculate non-GAAP financial results differently. The Company's Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP and should not be considered as an alternative to net loss or any other measure of performance derived in accordance with U.S. GAAP. Although management utilizes internally and presents Adjusted EBITDA, the Company only utilizes that measure supplementally and does not consider it to be a substitute for, or superior to, the information provided by U.S. GAAP financial results. Accordingly, Adjusted EBITDA is not meant to be considered in isolation of, and should be read in conjunction with, the information contained in the Company’s consolidated financial statements, which have been prepared in accordance with U.S. GAAP.
The following table is a reconciliation of the Company’s non-GAAP Adjusted EBITDA to its most directly comparable U.S. GAAP measure (i.e., net loss) for the periods indicated (in thousands):

	Year Ended December 31,
	2025	2024
Net loss	$(661,416)	$(72,418)
Adjustments to reconcile net loss to non-GAAP Adjusted EBITDA:
Gain on sale of equity interest in investee	—	(22,602)
Equity in net loss (income) of investee, net of tax	4,130	(3,363)
Distributions from investee, related to Nautilus	—	22,776
Income tax provision	76	—
Other income	(39,044)	(3,927)
Loss on extinguishment of debt	—	6,300
Change in fair value of warrants and derivatives	429,793	—
Interest expense	80,248	19,794
Loss on disposals of property, plant, and equipment, net	4,895	17,824
Change in fair value of contingent consideration	10,397	—
Depreciation	88,597	59,808
Amortization of right-of-use asset	4,456	1,373
Stock-based compensation expense	50,909	30,927
Transaction-based compensation expense	—	3,885
Related party expense to be settled with respect to common stock	2,375	—
Beowulf E&D acquisition-related transaction costs	1,475	—
Non-GAAP adjusted EBITDA	$(23,109)	$60,377